FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 CREST VIEW INC.
             (Exact name of registrant as specified in its charter)


                Nevada                                   88-0462761
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


1700 West Horizon Ridge Parkway, Suite 202, Henderson, Nevada            89012
(Address of principal executive offices)                              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                Name of each exchange on which
        to be so registered                each class is to be registered

              None                                      None


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: __________(if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.001 per share
                                (Title of class)

                Class A Redeemable Common Stock Purchase Warrant
                                (Title of class)

                Class B Redeemable Common Stock Purchase Warrant
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

     Information with respect to our common stock, class A redeemable warrants and class B redeemable warrants is incorporated herein by reference to the section captioned "Description of Securities" in the prospectus included in the Registration Statement on Form SB-2 (Registration No. 333-45780), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on September 14, 2000.

Item 2. Exhibits

     2.1 Composite of Articles of Incorporation, as amended to date (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement on Form SB-2 filed with the Commission on January 7, 2002).

     2.2 By-Laws, as amended to date (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement on Form SB-2 filed with the Commission on January 7, 2002).

     2.3 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement on Form SB-2 filed with the Commission on January 7, 2002).

     2.4 Specimen class A warrant certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 3 to the Registration Statement on Form SB-2 filed with the Commission on January 7, 2002).

     2.5 Specimen class B warrant certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 3 to the Registration Statement on Form SB-2 filed with the Commission on January 7, 2002).

     2.6 Form of Warrant Agent Agreement, to be entered into between Crest View Inc. and Pacific Stock Transfer Company (incorporated by reference to
          Exhibit 4.4 to Amendment No. 3 to the Registration Statement on Form SB-2 filed with the Commission on January 7, 2002).


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


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: February 7, 2002                      CREST VIEW INC.

                                             By: /s/ Johnny R. Thomas
                                                 -----------------------
                                             Name:  Johnny R. Thomas
                                             Title: President


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